UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                     Washington, DC 20549


                                           FORM 8-K


                                    CURRENT REPORT Pursuant
                                 to Section 13 or 15(d) of the
                                Securities Exchange Act of 1934


                                         Date of report
                                         March 10, 2005
                               (Date of earliest event reported)

                                       CAVALIER HOMES, INC.
                   (Exact Name of Registrant as Specified in Its Charter)

                                          Delaware
                       (State or Other Jurisdiction of Incorporation)

             1-9792                                        63-0949734
             ------                                        ----------
     (Commission File Number)                  (IRS Employer Identification No.)


            32 Wilson Boulevard 100
                Addison, Alabama                             35540
                ----------------                             -----
         (Address of Principal Executive Offices)          (Zip Code)

                                 (256) 747-9800
                                 -------------
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.
                  ----------------------------------------------
        (a) On March 10, 2005, Cavalier Homes, Inc. (the "Company") announced its financial results for the year ended December 31, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01         Financial Statements and Exhibits.
                  ----------------------------------
        (c)       Exhibits

                            Exhibit 99.1 Press Release dated March 10, 2005.

                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CAVALIER HOMES, INC.
                                                   (Registrant)


Date: March 10, 2005           By              /s/ Michael R. Murphy
                                 -----------------------------------------------
                                                   Michael R. Murphy
                                              Its Chief Financial Officer

                                       Exhibit Index
                                       -------------

         Exhibit                     Description
         -------                     -----------

         99.1                        Text of Press Release dated March 10, 2005.

                                                                 EXHIBIT 99.1





                                         From:        Cavalier Homes, Inc.
                                         Approved by: David Roberson
                                         Subject:     2004 Year-end Results
                                         Contact:     Mike Murphy (256) 747-9800

               CAVALIER REPORTS FOURTH QUARTER AND YEAR-END PROFIT

Addison, Ala. (March 10, 2005) - Cavalier Homes, Inc. (Amex: CAV) today announced profits for both the fourth quarter and full year ended December 31, 2004. This was the second consecutive profitable quarter for Cavalier in 2004 and the first profitable year for the Company since 1999. The following table summarizes Cavalier's financial results for the fourth quarter and year ended December 31, 2004 (in thousands, except per share amounts):

                                                       Fourth Quarter Ended                    Year Ended
                                                   -----------------------------      -----------------------------
                                                    Dec. 31,          Dec. 31,          Dec. 31,          Dec. 31,
                                                      2004              2003              2004              2003
                                                   -----------       -----------      -----------       -----------
Revenue                                            $    76,037       $    56,041      $   234,161       $   247,836
                                                   ===========       ===========      ===========       ===========
Income (loss) before income taxes                  $     4,248       $       951      $     2,336       $    (5,457)
Income tax provision (benefit)                              52                61               75              (518)
Equity in earnings of equity-method investees              458               188              980               369
                                                   -----------       -----------      -----------       -----------
Net income (loss)                                  $     4,654       $     1,078      $     3,241       $    (4,570)
                                                   ===========       ===========      ===========       ===========
Net income (loss) per share:
   Basic                                           $      0.26       $     0.06       $      0.18       $    (0.26)
                                                   ===========       ==========       ===========       ==========
   Diluted                                         $      0.25       $     0.06       $      0.18       $    (0.26)
                                                   ===========       ==========       ===========       ==========
Weighted average shares outstanding:
   Basic                                                17,974            17,668           17,880            17,666
                                                   ===========       ===========      ===========       ===========
   Diluted                                              18,270            17,721           18,178            17,666
                                                   ===========       ===========      ===========       ===========

         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "We are pleased that Cavalier was able to return to profitable operations in 2004 and, with the help of late-year FEMA shipments, build on the momentum we saw in the third quarter. We think these results demonstrate, to some extent, our efforts over the past several years to right-size our company for the tough conditions that we have experienced -and continue to experience - in the marketplace. We have worked hard to instill greater fiscal discipline in our operations by closing unprofitable or marginal plants, lowering our break-even point, improving margins, creating new manufacturing efficiencies, and enhancing and focusing our product offerings. We believe these steps have strengthened our competitive capabilities and position us to take advantage of future opportunities for growth.

         "At the same time, we recognize the challenges we continue to face in the manufactured housing industry, and we owe much of our success in the last half of 2004 to the completion of FEMA orders for 1,023 single-section homes that we secured following last summer's hurricanes in Florida," Roberson continued. "If not for that, our floor shipments would have been up only slightly in the fourth quarter.

         "Although we continued to see improvements in some issues facing the industry during 2004, most notably an ongoing reduction in the number of repossessed homes on the market, removing the stimulus of FEMA shipments in 2004 reveals an industry still in need of a catalyst to spur renewed growth. The much-anticipated infusion of new and competitive lending capacity, which we think is essential to support demand at higher levels, just has not yet materialized. Until it does, we believe this will continue to delay a meaningful expansion for the industry."

                                      -MORE-

         Revenue for the fourth quarter increased 36% from the same period last year. The increase was attributable to higher home manufacturing sales, the largest component of revenue, which rose 38% to $73,426,000 for the quarter from $53,178,000 in the same period last year. Shipments increased 30% to 3,353 floors in the fourth quarter of 2004 versus 2,576 floors in the year-earlier period. Exclusive of 714 FEMA shipments, floor shipments for the fourth quarter of 2004 increased 2% on a comparable basis. Revenue from retail sales and financial services both posted small declines from the year-earlier quarter.

         Gross profit for the fourth quarter increased 30% to $14,923,000 from $11,499,000 in the year-earlier period. Gross margin for the quarter improved sequentially to 19.6% from 17.5% in the third quarter, but was below the 20.5% gross margin reported in the same quarter last year. The comparative decline in Cavalier's fourth quarter gross margin reflected the impact of higher raw material costs at the end of 2004, which more than offset improved manufacturing efficiencies related to increased volume and higher average selling prices for the quarter. Selling, general and administrative expenses were $10,307,000, or 14.0% of revenue, in the fourth quarter of 2004 compared with $9,828,000, or 17.5% of revenue, in the year-earlier period. The Company had impairment and other related charges totaling $209,000 in the fourth quarter of 2004 compared with $574,000 in the year-earlier period. Net income for the fourth quarter of 2004 increased 332% to $4,654,000 or $0.25 per diluted share from $1,078,000 or $0.06 per diluted share in the same 2003 period.

         Cavalier's revenue for 2004 declined 6% compared with 2003 as home manufacturing sales fell 6% to $223,779,000 for 2004 versus $237,215,000 in the prior year. Shipments for 2004 declined 13% to 10,772 floors compared with 12,411 floors in 2003. Exclusive of 1,023 FEMA shipments, floor shipments declined 22% in 2004.

         Gross profit for 2004 rose 7% to $41,742,000 from $39,149,000 in 2003, and gross margin for 2004 increased to 17.8% versus 15.8% in 2003. For the year, Cavalier was able to increase its average selling prices to a greater extent than in the fourth quarter of 2004. This, together with lower costs in 2004 related to facilities closed in 2003, helped offset price increases in many raw materials. During 2004, selling, general and administrative expenses declined 11% to $38,340,000 from $43,171,000 in 2003, mainly as the Company incurred lower costs from closed facilities in 2004; selling, general and administrative expenses, as a percentage of revenue, were 16.4% and 17.4% in 2004 and 2003, respectively. Cavalier had impairment and other related charges totaling $209,000 in 2004 compared with $750,000 in 2003. Net income for 2004 improved to $3,241,000 or $0.18 per diluted share versus a net loss for 2003 of $4,570,000 or $0.26 per diluted share.

         Concluding, Roberson added: "While some are ready to call a turn in the market, we prefer a more conservative stance until such time as we see a genuine increase in financing capacity for the industry. Until that happens, we intend to continue the programs that have produced success and momentum for us internally, steps such as tightening our product spectrum, standardizing processes and parts, implementing lean manufacturing techniques, and strengthening vendor relationships, all of which have combined to enable us to make improvements in our price points and expand the opportunities available to dealers. By continuing to build on this momentum, we hope to improve our sales base in 2005 whether or not the market grows overall." Roberson noted that, as recently announced, Cavalier will incur employee termination costs ranging from $800,000-$900,000 in connection with the closing of the Company's Texas plant. The majority of this amount is expected to fall in the first quarter of 2005, which also is the seasonally slowest period of the year. Consequently, while the Company hopes to remain profitable again in 2005, it anticipates a loss in the first quarter of the year due to these factors.


                                    -MORE-

         Mike Murphy, Chief Financial Officer, noted that Cavalier's working capital increased in 2004, as did the Company's current ratio. Highlights on the balance sheet included the continuation of a strong cash position, with a year-end balance of $31,674,000 versus $32,393,000 in 2003, and lower current and long-term debt. Currently, the Company has $6,857,000 outstanding under the $10,000,000 real estate portion of its bank credit facility; this portion of the facility matures in 2017. None of the $25,000,000 revolving line of credit component of the bank credit facility was outstanding at year's end; $8,891,000 of this amount was currently available based on underlying collateral.

         Accounts receivable at December 31, 2004, increased to $4,279,000 from $1,939,000 in 2003 because of increased shipments in the fourth quarter of 2004. Inventories rose to $14,909,000 from $10,964,000 at the end of 2003, primarily reflecting the Company's recent higher level of production and higher cost of materials in 2004, as well as a 62% increase in the Company's order backlog at December 31, 2004, versus the end of 2003. Dealer inventory at year end 2004, including inventory at company-owned retail sales centers, remained unchanged at approximately $100,000,000 versus dealer inventory a year ago, and was up 6% from $94,000,000 in the third quarter of 2004.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

         A public, listen-only simulcast of Cavalier Homes' fourth quarter conference call will begin at 9:30 a.m. Eastern Standard Time tomorrow (March 11, 2005) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com. Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until April 11, 2005.

         With the exception of historical information, the statements made in this press release, including those containing the words "think," "believe," "intend," and "hope," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2003, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended September 25, 2004, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

                                     -MORE-



                                        Cavalier Homes, Inc.
                                      Data Sheet - Unaudited
                              (In thousands, except per share amounts)

                                                       Fourth Quarter Ended                   Year Ended
                                                   -----------------------------    ------------------------------
                                                      Dec. 31,        Dec. 31,         Dec. 31,         Dec. 31,
STATEMENT OF OPERATIONS SUMMARY                         2004           2003              2004             2003
                                                   -------------  --------------    -------------    -------------
Home manufacturing net sales                       $      73,426  $       53,178    $     223,779    $     237,215
Financial services                                           576             665            2,444            2,673
Retail                                                     2,035           2,198            7,938            7,948
                                                   -------------  --------------    -------------    -------------
   Total revenue                                   $      76,037  $       56,041    $     234,161    $     247,836
                                                   =============  ==============    =============    =============

Cost of sales                                             61,114          44,542          192,419          208,687
                                                   -------------  --------------    -------------    -------------

   Gross profit                                           14,923          11,499           41,742           39,149

Selling, general and administrative                       10,307           9,828           38,340           43,171
Impairment and other related charges                         209             574              209              750
                                                   -------------  --------------    -------------    -------------
Operating income (loss)                                    4,407           1,097            3,193           (4,772)
                                                   -------------  --------------    -------------    -------------
Other income (expense):
   Interest expense                                         (226)           (300)          (1,075)          (1,065)
   Other, net                                                 67             154              218              380
                                                   -------------  --------------    -------------    -------------
                                                            (159)           (146)            (857)            (685)
                                                   -------------- ---------------   --------------   -------------
Income (loss) before income taxes                          4,248             951            2,336           (5,457)
Income tax provision (benefit)                                52              61               75             (518)
Equity in earnings of equity-method investees                458             188              980              369
                                                   -------------  --------------    -------------    -------------
Net income (loss)                                  $       4,654  $        1,078    $       3,241    $      (4,570)
                                                   =============  ==============    =============    =============

Net income (loss) per share:
   Basic                                           $        0.26  $        0.06     $        0.18    $       (0.26)
                                                   =============  =============     =============    =============
   Diluted                                         $        0.25  $        0.06     $        0.18    $       (0.26)
                                                   =============  =============     =============    =============

Weighted average shares outstanding:
   Basic                                                  17,974          17,668           17,880           17,666
                                                   =============  ==============    =============    =============
   Diluted                                                18,270          17,721           18,178           17,666
                                                   =============  ==============    =============    =============


                                           -MORE-



                         Cavalier Homes, Inc. Data Sheet - Unaudited (Continued)
                            (Dollars in thousands, except per share amounts)

                                                       Fourth Quarter Ended                   Year Ended
OPERATING DATA SUMMARY                                Dec. 31,       Dec. 31,         Dec. 31,          Dec. 31,
Manufacturing sales:                                    2004           2003             2004              2003
                                                   -------------  --------------    -------------    -------------
Floor shipments                                            3,353           2,576           10,772           12,411
Home shipments:
     Single section                                          996             150            1,949              873
     Multi-section                                         1,173           1,213            4,387            5,769
                                                   -------------  --------------    -------------    -------------
Total shipments                                            2,169           1,363            6,336            6,642
Shipments to company-owned retail locations                  (48)            (42)            (175)            (140)
FEMA shipments                                              (714)             --           (1,023)              --
                                                   -------------  --------------    -------------    -------------
Wholesale shipments to independent retailers               1,407           1,321            5,138            6,502
                                                   =============  ==============    =============    =============

Retail sales:
     Single section                                           14              14               49               51
     Multi-section                                            37              39              142              154
                                                   -------------  --------------    -------------    -------------
Total sales                                                   51              53              191              205
                                                   =============  ==============    =============    =============
Cavalier produced homes sold                                  41              44              165              179
                                                   =============  ==============    =============    =============
Used homes sold                                               10               9               26               26
                                                   =============  ==============    =============    =============
Independent exclusive dealer locations                       131             129              131              129
Company-owned stores                                           4               3                4                3
Home manufacturing facilities -- operating                     7*              7                7*               7
Installment loan purchases                         $       7,170  $        8,979    $      33,323    $      37,780

   * includes Fort Worth facility closed subsequent to year's end.

BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      31,674    $      32,393
Accounts receivable, less allowance for losses                                              4,279            1,939
Inventories                                                                                14,909           10,964
Other current assets                                                                        3,353            5,810
                                                                                    -------------    -------------
   Total current assets                                                                    54,215           51,106
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         33,745           37,192
Other assets                                                                               10,270           10,235
                                                                                    -------------    -------------
   Total assets                                                                     $      98,230    $      98,533
                                                                                    =============    =============

Current portion of long-term debt                                                   $       1,705    $       3,447
Notes payable                                                                               1,071               --
Other current liabilities                                                                  38,472           39,846
                                                                                    -------------    -------------
   Total current liabilities                                                               41,248           43,293
                                                                                    -------------    -------------
Long-term debt                                                                             11,400           13,089
Deferred income taxes                                                                         415              693
Other long-term liabilities                                                                    --              471
Stockholders' equity                                                                       45,167           40,987
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $      98,230    $      98,533
                                                                                    =============    =============

OTHER INFORMATION
Working capital                                                                     $      12,967    $       7,813
Current ratio                                                                            1.3 to 1          1.2 to 1
Ratio of long-term debt to equity                                                        0.3 to 1          0.3 to 1
CIS installment loan portfolio                                                      $       8,839    $      10,114
Number of shares outstanding                                                               17,975           17,676
Stockholders' equity per share                                                      $        2.51    $        2.32


                                            -END-